                                                                   EXHIBIT 10(M)


                                  AMENDMENT TO

                   AGREEMENT RELATING TO 1996 ANNUAL MEETING



     This Amendment is made as of March 12, 1997 by and among PS Group, Inc., a Delaware corporation, PS Group Holdings, Inc., a Delaware corporation and Joseph
S. Pirinea;

     WHEREAS, the parties to this Agreement (the "Parties") are parties to An Agreement Relating to 1996 Annual Meeting (the "Agreement") dated as of May 19, 1996; and

     WHEREAS, the Parties desire to amend the Agreement in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree that Sections 2.2, 2.3 and 2.4 of the Agreement are hereby deleted and of no further force and effect and are hereby replaced by the following provision:

          "2.2. The Holdings Board shall be responsible for, and shall, explore alternatives for enhancing stockholder value, including, without limitation, alternatives that would enable the Applicable Company to make prudent distributions to stockholders in the future."

     IN WITNESS WHEREOF, this Amendment has been executed by each of the Parties as of the date first above written.

PS GROUP HOLDINGS, INC.                     JOSEPH S. PIRINEA
          -and-
PS GROUP, INC.



By:  /s/Charles E. Rickershauser, Jr.      By:  /s/Joseph S. Pirinea
     --------------------------------           ---------------------
     Charles E. Rickershauser, Jr.              Joseph S. Pirinea
     Chairman and Chief Executive
     Officer of both said companies